UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 30, 2008

TARRAGON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)

423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 949-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2008, Tarragon Corporation (“Tarragon” or the “Company”) entered into a Restructuring Support and Forbearance Agreement (the “Agreement”) with Taberna Capital Management LLC and The Bank of New York Mellon Trust Company, N.A. (collectively, the “Noteholders”), Beachwold Partners, L.P., a Texas limited partnership composed of William S. Friedman, Tarragon’s Chairman and Chief Executive Officer, and his family, and Robert Rothenberg, Tarragon’s President and Chief Operating Officer (collectively, the “Affiliates”).  Subject to the terms and conditions of the Agreement, the Noteholders, as holder of all of Tarragon’s $125 million of subordinated, unsecured notes, have agreed to support a financial restructuring of Tarragon and to refrain from exercising any of their rights and remedies under the terms of the subordinated notes through June 30, 2009.  As part of the financial restructuring, the subordinated notes and approximately $38 million of indebtedness held by the Affiliates would be restructured and become obligations of the reorganized Tarragon or an affiliated issuer.  The Agreement also contemplates that Tarragon will enter into one or more definitive agreements with a sponsor of an overall financial restructuring plan.  Under the overall plan, which may be implemented through a voluntary petition for chapter 11 bankruptcy protection, the sponsor of the plan and certain Tarragon debt holders will receive shares of reorganized Tarragon’s equity representing a controlling interest in the reorganized company in exchange for the assumption of indebtedness.

The foregoing description of the Agreement by and among the Company, the Noteholders and the Affiliates is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Restructuring Support and Forbearance Agreement dated as of October 30, 2008, by and among Taberna Capital Management LLC, The Bank of New York Mellon Trust Company, N.A., Tarragon Corporation, Beachwold Partners, L.P., and Robert P. Rothenberg. **

**Confidential treatment has been requested for portions of this exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION

Date: November 4, 2008	By:	/s/ Erin D. Pickens
Erin D. Pickens
Chief Financial Officer

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EXHIBIT INDEX

10.1
Restructuring Support and Forbearance Agreement, dated as of October 30, 2008, by and among Taberna Capital Management LLC, The Bank of New York Mellon Trust Company, N.A., Tarragon Corporation, Beachwold Partners, L.P. and Robert P. Rothenberg. **

**Confidential treatment has been requested for portions of this exhibit.

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